UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2007

Mercury Computer Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Riverneck Road, Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 256-1300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 26, 2007, Mercury Computer Systems, Inc. (the “Company”) issued a press release regarding its financial results for the quarter and fiscal year ended June 30, 2007. The Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Information in Item 2.02 of this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

USE OF NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides non-GAAP financial measures adjusted to exclude certain specified charges, which the Company believes are useful to help investors better understand its past financial performance and prospects for the future. However, the presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP financial measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with their corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals.

Item 2.06.	Material Impairments.

In June, 2005, the Company entered into an alliance agreement with a third party to purchase certain computer equipment and services. This alliance agreement, as subsequently amended, is in effect until December 2011 and contained penalties for volume commitments and a variable early termination penalty that generally decreased over time based upon purchases.

The most recent amendments entered into by the parties restructured their respective obligations under this arrangement. This restructuring, among other things, amended the statements of work for certain continuing projects, cancelled the statement of work for a particular development project, and eliminated Mercury’s penalties for volume commitments and early termination. On July 23, 2007, the Company’s management concluded that the restructuring of the parties’ obligations will result in the Company recording a pre-tax impairment charge of approximately $1.9 million in the fourth quarter of fiscal year 2007. The Company had licensed the third party’s technology for $2 million, which the Company recorded as an intangible asset on its balance sheet and was amortizing over a forecasted demand for licensed products. The impairment charge resulted from a forecasted decrease in sales of licensed products due to the above-referenced cancelled development project. The Company does not anticipate any current or future cash expenditures resulting from the impairment charge.

The above-described impairment charge was offset by the Company’s receipt of a refund of $1.9 million in cash from the third party relating to the cancelled development project.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated July 26, 2007, of Mercury Computer Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCURY COMPUTER SYSTEMS, INC.
(Registrant)

Date: July 26, 2007	By:	/s/ Alex N. Braverman
Alex N. Braverman
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated July 26, 2007, of Mercury Computer Systems, Inc.